UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Bionik Laboratories Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

BIONIK LABORATORIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 19, 2023

The annual meeting of the stockholders (“Annual Meeting”) of Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”) will be held at the offices of the Company at 80 Coolidge Hill Road, Watertown, Massachusetts 02472, on January 19, 2023 at 9:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

(1)	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To ratify the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors fixed the close of business on December 1, 2022 as the record date for the determination of the holders of our common stock and Exchangeable Shares entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment and postponement thereof.

Stockholders are cordially invited to attend the Annual Meeting at our corporate headquarters. If you wish to vote shares held in your name at the Annual Meeting, please bring your proxy card or voting instruction form (for holders of Exchangeable Shares), and picture identification to the Annual Meeting. Please note that Bionik shares may only be voted by the record owner of the shares, so the holders of Bionik shares held in the name of an intermediary and who wish to vote those shares in person at the Annual Meeting must obtain a valid proxy from the intermediary in order to vote the shares in person at the Annual Meeting. Further details on how to vote by internet or by mail are set out in the proxy statement.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by completing, signing and returning your proxy card or voting instruction form (for holders of Exchangeable Shares) as described more fully in the accompanying proxy statement. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy or voting instructions, as the case may be, will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) A PAPER PROXY CARD, COMPLETED, SIGNED AND RETURNED BY MAIL, OR BY INTERNET, IF YOU ARE A HOLDER OF OUR COMMON STOCK, (ii) A PAPER VOTING INSTRUCTION FORM PROVIDED TO THE TRUSTEE OF OUR SPECIAL VOTING PREFERRED STOCK, COMPLETED, SIGNED AND RETURNED BY MAIL TO THE TRUSTEE, IF YOU ARE A HOLDER OF OUR EXCHANGEABLE SHARES, OR (iii) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

/s/ Rich Russo, Jr.
Chief Executive Officer, President, and Director

Watertown, Massachusetts

December 7, 2022

BIONIK LABORATORIES CORP.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

January 19, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”), to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held at the offices of the Company at 80 Coolidge Hill Road, Watertown, Massachusetts 02472 on January 19, 2023 at 9:00 a.m., Eastern Time, or at any adjournment or postponement of the Annual Meeting.

This proxy statement and form of proxy will first be sent to stockholders on or about December 7, 2022.

The cost of the Annual Meeting, including the cost of preparing and delivering this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our voting securities in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such nominees for reasonable out-of-pocket expenses which they may incur in so doing.

The Company is making available to you over the Internet or delivering paper copies of this proxy statement, a proxy card and the Company’s 2022 Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”), in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice. The notice about the Internet availability of the proxy materials is first being mailed on or about December 7, 2022 to all shareholders of the Company entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

The holders of record of our common stock, $0.001 par value per share (“Common Stock”), and the holder of the sole share of the Special Voting Preferred Stock, $0.001 par value per share (the “Special Voting Preferred Stock”), as of December 1, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The holder of the Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares (“Exchangeable Shares”) of our indirect subsidiary Bionik Laboratories Inc. (“Bionik Canada”) as set forth in the Voting and Exchange Trust Agreement among the Company, Bionik Canada and Computershare Trust Company of Canada (the “Trustee”), dated February 26, 2015 (the “Trust Agreement”). The Exchangeable Shares were issued in connection with the acquisition by us of Bionik Canada on February 26, 2015. The Exchangeable Shares have substantially the same economic and voting rights as our Common Stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares or they may attend the Annual Meeting and exercise their vote personally.

Each share of Common Stock is entitled to one vote. The one share of Special Voting Preferred Stock is entitled to an aggregate number of votes equal to the number of Exchangeable Shares issued and outstanding as of the Record Date. However, the Trustee will exercise each vote attached to the Special Voting Preferred Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder. The holders of the Common Stock and the holder of the Special Voting Preferred Stock vote together as a single class.

Voting Your Shares

Common Stock

Holders of our Common Stock may elect to vote in one of three methods:

•	By Mail – You may vote your shares by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board, as described below.

•	By Internet – You may vote your shares by Internet by going to www.vstocktransfer.com/proxy. Follow the instructions included in the proxy card to vote by internet.

•	In Person – You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Exchangeable Shares

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Trust Agreement. If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

•	By Mail – You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting through its share of the Special Voting Preferred Stock. The Trustee must receive your voting instruction by 5:00 p.m. (Toronto Time) on January 18, 2023, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

•	In Person – If you wish to attend the Annual Meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of Bionik to exercise such voting rights.

Only holders of Exchangeable Shares whose names appear on the records of Bionik as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials, if you have received them, are being forwarded to you by that Nominee. The Nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

Quorum and Votes Required to Approve Proposals

On the Record Date, there were a total of 6,768,162 shares of Common Stock and 111,392 Exchangeable Shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

Executed proxies that contain no instructions will be voted:

•	FOR each of the individuals nominated to be a director;

•	FOR the ratification of appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

•	In accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the Annual Meeting.

Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the Annual Meeting.

Brokers and other nominees who hold Common Stock in “street name” and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors is non-routine. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

There are different voting requirements for the various proposals:

•	Directors are elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

•	The ratification of the appointment of our independent registered public accountant will be approved if it receives the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An abstention will count as a vote “against” this proposal. The ratification of the appointment of our independent registered public accountant is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Revocation of Proxy or Voting Instruction Form

If you are a holder of Common Stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy (either card or through the internet) with a later date, sending a written notice of revocation to the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the tabulation agent or to Rich Russo Jr., Chief Executive Officer and President, at 80 Coolidge Hill Road, Watertown, Massachusetts 02472.

If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction by 5:00 p.m., Eastern time on January 18, 2023 at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY OR VOTING INSTRUCTION FORM BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card and Voting Instruction Form)

The Board currently consists of seven members with one vacancy. All of such members have been nominated to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The seven nominees listed below have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board.

Directors

The following table reflects our directors nominated for election to the Board as of the date of this proxy statement:

Name	Age	Position
Andre Auberton-Herve	60	Chairman of the Board
Rich Russo Jr.	42	Chief Executive Officer, President and Director
Remi Gaston -Dreyfus	66	Director
Joseph Martin	74	Director
Charles Matine	63	Director
Audrey Thevenon	44	Director
Michal Prywata	30	Director

The following information summarizes the business experience of our directors:

Andre Auberton-Herve: Chairman of the Board. Mr. Auberton-Herve has been the Chairman of the Company’s Board of Directors since January 24, 2018. Mr. Auberton-Herve brings substantial leadership experience within strategic, operational, and financial activities from past roles. Mr. Auberton-Herve is the founder of 4A Consulting & Engineering, which provides strategic advice and consulting services with respect to renewable energy and digital innovation and has served as its President and CEO since its founding in July 2015. 4A Consulting provided consulting services to the Company from February 2017 until Mr. Auberton-Herve’s appointment as Chairman. Mr. Auberton-Herve co-founded Soitec SA, a publicly traded company on the Euronext Paris stock exchange which designs and manufactures innovative semiconductor materials which are used in many smartphone platforms and computing activities, where he was President and CEO from July 1992 until January 2015, then Chairman and Chairman Emeritus since September 2015. While at Soitec SA, Mr. Auberton-Herve was responsible for overseeing the strategic, operational and financial activities of the company. He built an international high-tech group in ten countries and five manufacturing facilities in Europe, Asia and the U.S. Mr. Auberton-Herve also led the company through its listing on Euronext in 1999, raising significant amounts of capital since then with some of the world’s largest investment banks. He has been nominated Knight of the Legion of Honor and Knight of the Order of Merit in France. Mr. Auberton-Herve holds a Doctorate degree in Semiconductor Physics and a Master’s degree in Materials Science from Ecole Centrale de Lyon in France. The Company believes that Mr. Auberton-Herve is qualified as a board member of the Company because of his substantial strategic, operational and leadership experience.

Rich Russo Jr: Chief Executive Officer, President and Director. Mr. Russo, has served as our President and Chief Executive Officer, and as a member of our Board of Directors, since October 2022. Prior to that, he served as the Company’s Chief Financial Officer since November 2020 and the Interim Chief Executive Officer since July 2021. He has over 20 years of finance and accounting leadership experience and holds a CPA. From 2017-2020, Mr. Russo served as Vice President of Finance and U.S. Chief Financial Officer of ICarbonX, where he was responsible for the merger of 3 companies, fundraising, and the ultimate dissolution of the U.S. companies. From 2007-2016, Mr. Russo held various key leadership roles for NASDAQ listed companies in life sciences, pharmaceutical and medical device industries. Mr. Russo served as Corporate Controller for Pieris Pharmaceuticals, Inc., a clinical stage biotechnology company, Juniper Pharmaceuticals, a woman’s health company focused on developing therapeutics and Cynosure, a medical device company focused on aesthetic treatment systems. In each of these roles, Mr. Russo was responsible for all finance activities and SEC reporting along including partnering closely with the business leaders to ensure effective and efficient financial procedures throughout the organization. Mr. Russo started his career in 2005, where he served as an auditor at Pricewaterhouse Coopers in the assurance group. We believe Mr. Russo is qualified as a board member because of his substantial executive experience as an executive officer of the Company.

Remi Gaston-Dreyfus: Director. Mr. Gaston-Dreyfus has been a director of the Company since September 1, 2017. Since 2007, Mr. Gaston-Dreyfus has been the CEO and Founder of GDG Investissements S.A.S. in Paris, a developer of and investor in real estate assets in Paris. Prior to 2007, Mr. Gaston-Dreyfus was a shareholder, Chairman and CEO of the Photo-Journalism group A.G.I. (including Gamma Press Agency). Mr. Gaston-Dreyfus was a co-founder of a Parisian law firm in 1984 and was a French lawyer until 1992. We believe that Mr. Gaston-Dreyfus is qualified to serve as a member of the Board of Directors due to his experience as an entrepreneur and his legal training.

Joseph Martin: Director. Joseph Martin has served as a member of our board of directors since 2018 and is the chair of the Audit Committee. Mr. Martin is also the board Chairman of Azenta Life Sciences, and a board member and audit chair of Allegro Microsystems. Mr. Martin has previously served on the publicly traded company boards of Brooks Automation where he was the board Chairman, Collectors Universe where he was the chair of the Nominating and Governance Committee, Co-Chairman of Fairchild Semiconductor International, Inc. and the Vice Chairman of its board of directors, Soitec Semiconductor where he was chair of the Audit Committee, and ChipPac Ltd. where he was chair of the Audit Committee. Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization and he is also a member of the National Association of Corporate Directors. We believe Mr. Martin’s extensive public company board experience and his business experience make him well qualified to serve as a member of our board of directors.

Charles Matine: Director. Mr. Matine serves as an Advisory Board Member of Enlaps, a start-up company providing a time-lapse solution to photographers, since February 2018. Since July 2015, Mr. Matine has served as a strategic advisor to C4 Ventures, a London-based venture fund supporting media, e-commerce and hardware startups. In April 2014, Mr. Matine founded B & Associates, a marketing and digital transformation consultancy firm, and has served as its CEO since April 2014. Prior to that, Mr. Matine served as a Business Unit Director of Apple France from July 2010 to April 2014, where he led the Education and Research business unit, and as a Senior Marketing Manager of Apple Europe from April 2006 to June 2010, where he was responsible for promoting Apple products and defining marketing, PR and branding strategies within central Europe, the Middle East and Africa. Prior to Apple, Mr. Matine worked extensively in marketing and advertising, promoting technology products and brands throughout Europe. Mr. Matine studied at Sciences Po (the Paris Institute for Political Studies, Section Public Service) and holds the IFA-Sciences Po non-executive director certificate. We believe that Mr. Matine is qualified as to serve as a member of the Board of Directors because of his experience with product marketing and go-to-market strategies.

Audrey Thevenon, Ph.D.: Director. Dr. Thévenon serves as a Senior Program Officer on the Board of Life Sciences at the National Academies of Sciences, Engineering and Medicine (“NASEM”), a private, nonprofit institution that provides high-quality, objective advice on science, engineering, and health matters. Since she joined NASEM in 2014, Dr. Thévenon supports collaborative regional and international activities at the intersection of infectious disease research and policy decision intended explicitly at promoting transdisciplinary research in global health. From February 2012 to July 2014, Dr. Thévenon was a Postdoctoral Fellow at the Uniformed Services University of the Health Sciences in Bethesda, MD. Dr. Thévenon has also completed a Postdoctoral Fellowship at the University of Hawaii in placental pharmacology. Dr. Thévenon has a Ph.D. and an MS both in Biology from Georgetown University, as well as an MS in Cell Biology & Physiology and a BS in Life Sciences and Environment from the University of Rennes 1 in France. We believe that Dr. Thévenon is qualified as to serve as a member of the Board of Directors because of her experience in medicine and scientific innovation and policy.

Michal Prywata: Director. Mr. Prywata is the co-founder of Bionik Canada and served as Bionik’s Chief Technology Officer from June 2017 to April 2021, Chief Operating Officer from April 2013 to June 2017, as a director from March 2011 to September 2018, and again since March 2019. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He had spent the past five years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with the Company’s other co-founder and its former CEO, was responsible for raising and securing initial seed capital and subsequent capital raises. Mr. Prywata is the co-inventor of the Company’s ARKE technology platform. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

There are no family relationships among any of our current or proposed officers and directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the Annual Meeting, directors are elected by a plurality of votes cast at the Annual Meeting.

Stockholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors recommends a vote FOR all the director nominees listed above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The names of our executive officers, their ages as of December 7, 2022 and certain other information about them are set forth below:

Name	Age	Position
Rich Russo Jr.	42	Chief Executive Officer, President and Director
Daniel Gonsalves	39	Executive Vice President and Chief Financial Officer

Richard Russo Jr.: Chief Executive Officer, President and Director. Biographical information regarding Mr. Russo is set forth under “Election of Directors.”

Daniel Gonsalves: Executive Vice President and Chief Financial Officer. Mr. Gonsalves has been our Executive Vice President and Chief Financial Officer since October 2022. Prior to that, from September 2021, he was our Corporate Controller. Mr. Gonsalves has over 15 years of finance and accounting leadership experience and is a Certified Public Accountant. From June 2017 to September 2021, he had various roles at Destination XL Group, Inc. (Nasdaq:DXLG), a publicly-traded men’s retail company including as Director of Financial Planning & Analysis (November 2018-September 2021) and as Director of Financial Accounting & Reporting (June 2017-November 2018). From February 2014 to June 2017, Mr. Gonsalves was a Senior Manager at Corporate Finance Group Inc., a finance and accounting consulting firm where he served clients throughout the medical device, pharmaceutical, technology and software industries. Mr. Gonsalves started his career in 2005, where he served as an auditor at Deloitte in the assurance group. Mr. Gonsalves is a graduate of Providence College in Providence, RI, where he graduated with a Bachelor of Science in Accounting.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board maintains a policy of reviewing and considering communications from our stockholders and other interested parties. Any interested party who desires to contact the Board may do so by telephone or regular mail addressed to the Board of Directors, 80 Coolidge Hill Road, Watertown, Massachusetts 02472; telephone: (617) 926-4800. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. The Corporate Secretary or another officer will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the non-management directors. Stockholders can also send electronic communications to the Board via e-mail to Rich Russo Jr., Chief Executive Officer, President and Director, who will forward the communication to the intended recipient.

Our directors periodically review communications from stockholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance of annual meetings, directors are encouraged to attend the annual meeting of stockholders and receive communications directly from stockholders at that time. At our last annual meeting, all of our directors who were directors at that time attended in person or by teleconference.

Board Leadership Structure, Committees and Risk Oversight

The business and affairs of the Company are managed under the direction of our Board of Directors which as of December 7, 2022 is comprised of Messrs. Auberton-Herve, Gaston-Dreyfus, Martin, Matine, Prywata and Russo and Dr. Thevenon.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.

Committees of the Board of Directors

Presently, the Board has two standing committees — the Audit Committee and the Compensation Committee. All members of the Audit Committee and the Compensation Committee are required by the charters of the respective committees to be independent.

Audit Committee

Our Audit Committee consists of Messrs. Martin (Chairman) and Matine, with one vacancy. Each member of the Audit Committee is independent, and the Board has determined that Messrs. Martin and Matine are all independent and Mr. Martin is an “audit committee financial expert,” as defined in SEC rules. The Audit Committee acts pursuant to a written charter which is available through our website at www.bioniklabs.com.

The primary functions of the Audit Committee are to assist the Board in overseeing (i) the effectiveness of the Company’s accounting and financial reporting processes and internal controls and the audits of the Company’s financial statements, (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm and (iii) the performance of the Company’s internal audit department or department or person(s) having the equivalent responsibility and functions.

Compensation Committee

Our Compensation Committee consists of Mr. Martin and Dr. Thevenon, with the Chairperson seat being vacant. Each of the members of the Compensation Committee is independent. The Compensation Committee acts pursuant to a written charter which is available through our website at www.bioniklabs.com.

The primary functions of the Compensation Committee are to (i) review and approve corporate goals and objectives relevant to executive compensation, (ii) determine and review the CEO’s and other executive officers’ compensation, and (iii) make recommendations to the Board concerning (a) compensation and (b) adoption of equity incentive plans.

Risk Oversight

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee (if any), (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

Board Meetings

During the fiscal year ended March 31, 2022, our full Board met eight times and acted by unanimous written consent one time. All directors who served as such in the fiscal year ended March 31, 2022 attended 100% of the board meetings held during such period.

Director Nominations and Qualifications

Our Board has no nominating committee. The Board has determined that director nominees could be selected, or recommended for our Board’s selection, by the independent members of the Board. The Board does not currently have a charter or written policy with regard to the nomination process. The nominations of the directors standing for election at the Annual Meeting for the fiscal year ending March 31, 2023 were recommended and approved by our independent directors.

At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Rich Russo Jr., Chief Executive Officer and President, Bionik Laboratories Corp., 80 Coolidge Hill Road, Watertown, Massachusetts 02472. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, our Board as a whole considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Business Conduct and Ethics Policy

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.bioniklabs.com.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;

•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	The director or a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Messrs. Martin, Matine, Gaston-Dreyfus and Dr. Thevenon are considered independent directors.

Report of the Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board and selects an independent public accounting firm to perform these audits. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal year 2022, MNP LLP, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee oversaw the independent public accounting firm’s qualifications and independence, as well as its performance. The Audit Committee assisted the Board in overseeing the preparation of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The Audit Committee met with personnel of the Company and MNP LLP to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to Shareholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2022 audited by MNP LLP. The Audit Committee has discussed with MNP LLP various matters related to the financial statements, including those matters required to be discussed by PCAOB Audit Standard 1301 (Communication with Audit Committees). The Audit Committee has also discussed with MNP LLP their independence and reviewed the letter from MNP LLP required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2022 for filing with the SEC.

AUDIT COMMITTEE:

Joseph Martin

Charles Matine

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Pre-Approval Policies and Procedures

Our board of directors has not adopted a policy on pre-approval of audit and permissible non-audit services.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Board of Directors has reviewed and discussed the audited consolidated financial statements of Bionik Laboratories Corp. for the fiscal year ended March 31, 2022, with management and have reviewed related written disclosures of MNP LLP, our independent accountants of the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from MNP LLP required by regulatory and professional standards and have discussed with MNP LLP its independence in connection with its audit of our most recent financial statements.

We have also reviewed the various fees that we paid or accrued to MNP LLP during the year ended March 31, 2022 and 2021 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table shows the fees for professional services rendered by MNP LLP for the audit of our financial statements for the years ended March 31, 2022 and 2021 and fees billed for other services rendered by MNP LLP during those periods:

Fee Category	2022	2021
Audit Fees	$80,413	$126,291
Audited related fees	83,384	98,930
Tax Fees	35,915	19,301
All Other Fees	15,826	17,094
Total Fees	$215,538	$261,616

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements that are normally provided by the above auditors in connection with statutory and regulatory filings or engagements. Audit-related fees consist of fees billed for professional services rendered for the review of SEC filings or review in quarterly reports and services that are normally provided by the above auditors in connection with statutory and regulatory filings. Tax fees consist of fees to prepare the Company’s federal and state income tax returns. Other fees relate to advisory services related research on accounting or other regulatory matters.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Compensation Committee of our Board is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to stockholder approval, such plans shall be subject to Board approval). The Compensation Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our chief executive officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Compensation Committee may delegate to our chief executive officer the responsibility for reviewing the compensation of our named executive officers other than the chief executive officer. However, any recommendations by the chief executive officer shall be submitted to, reviewed and approved by, the Board as a whole.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year(1)	Salary ($)		Bonus(2) ($)		Option Awards(3) ($)	All Other Compensation ($)		Total ($)
Rich Russo Jr.(4)	2022	270,779		25,174		164,203	2,650		426,806
Chief Executive Officer and President	2021	89,353		--		80,747	--		170,100

Eric Dusseux(5)	2022	94,813		-		--			94,813
Former Chief Executive Officer	2021	379,203	(6)	147,016	(6)		7,640		533,859

Loren Wass(7)	2022	237,904		75,000		112,890	2,500		428,294
Former Chief Commercial Officer	2021	246,875	(8)	11,667	(8)		1,000		259,542

Michal Prywata(9)	2022	130,643		--		–	128,750	(10)	259,393
Former Chief Technology Officer	2021	159,448				–	10,525		169,973

(1)	“2022” represents the fiscal year ended March 31, 2022 and “2021” represents the fiscal year ended March 31, 2021.
(2)	Reflects bonus amounts paid in the fiscal years ended March 31, 2022 and March 31, 2021 for bonuses earned in the fiscal years ended March 31, 2021 and March 31, 2020, respectively.
(3)	For assumptions made in such valuation, see Note 10 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K, commencing on page F-19.
(4)	On November 30, 2020, Rich Russo Jr. was hired as Chief Financial Officer with a base salary of $265,000. Effective July 14, 2021, he assumed the role of Interim Chief Executive Officer and Chief Financial Officer. On October 6, 2022, the Board of Directors promoted him to Chief Executive Officer and President and increased his base annual salary to $325,000.
(5)	Dr. Dusseux resigned effective July 14, 2021 from his role as Chief Executive Officer and Board member.
(6)	Includes $130,221 which represents deferred salary amounts and $147,016 of deferred bonuses. The obligations of which have been forgiven and satisfied and personally assumed by Remi Gaston-Dreyfus, a director.
(7)	Mr. Wass ceased working for the Company as of June 29, 2022.
(8)	Includes $50,000 which represents deferred salary amounts and $11,667 of deferred bonuses. The obligations of which have been forgiven and satisfied and personally assumed by Remi Gaston-Dreyfus, a director.
(9)	Mr. Prywata resigned as an executive officer as of April 13, 2021.
(10)	The Company paid Mr. Prywata $128,750 for consulting services subsequent to his termination of employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2022.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Rich Russo Jr.	November 30, 2020	76,902		-		$1.21	November 30, 2027
	October 14, 2021	14,667	(1)	65,333	(1)	$2.10	October 14, 2028
Eric Dusseux	September 1, 2017	27,145	(2)	-		$24.15	September 1, 2027
	May 31, 2019	110,855	(2)	-		$3.16	July 26, 2026
	July 26, 2019	19,293	(2)	-		$3.595	July 26, 2026
	July 26, 2019	57,880	(2)	-		$3.595	July 26, 2026
Loren Wass	September 3, 2019	3,333	(3)	1,667	(3)	$3.20	September 3, 2026
	October 14, 2021	13,750	(4)	41,250	(4)	$2.10	October 14, 2028
Michal Prywata	December 14, 2015	2.667	(5)	-		$150.00	December 14, 2022
	January 24, 2018	3,333	(5)	-		$23.25	January 24, 2025

(1)	On October 14, 2021, Mr. Russo was granted 80,000 shares which vests over time and based on performance, between October 14, 2021 and October 14, 2023.
(2)	The Company entered into a Separation Agreement, dated as of July 14, 2021, with Dr. Dusseux. The Company’s May 31, 2019 option grant to Dr. Dusseux is exercisable through, and the termination date is extended through, July 26, 2026. In addition, all other options granted to Dr. Dusseux shall continue in accordance with their terms, except that all unvested options as of the separation date have lapsed and shall not be exercisable.
(3)	The remaining shares vested on September 3, 2022.
(4)	The remaining shares vest as follows: 13,750 on October 14, 2022, 13,750 on October 14, 2023, and 13,750 on October 14, 2023.
(5)	Upon Mr. Prywata’s resignation in April 2021, these options previously granted remain exercisable as Mr. Prywata still serves on our Board of Directors.

On February 25, 2015, 1,752 common shares were issued to two former lenders connected with a $0.2 million loan received and repaid in fiscal 2013. As part of the consideration for the initial loan, Mr. Prywata and Mr. Caires, a former executive of the Company, collectively transferred 2,098 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse them 2,134 common shares; however, these shares have not yet been issued.

Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2022 we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2022.

Director Compensation

The following table sets forth a summary of the compensation we paid or accrued to our non-employee directors during the fiscal year ended March 31, 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Andre Auberton-Herve	$180,000	-	-	-	-	-	180,000
Remi Gaston Dreyfus	$50,000	-	-	-	-	-	50,000
P. Gerald Malone(2)	$50,000	-	-	-	-	-	50,000
Joseph Martin	$50,000	-	-	-	-	-	50,000
Charles Matine	$50,000	-	-	-	-	-	50,000
Audrey Thevenon	$50,000	-	-	-	-	-	50,000

(1)	The director fees payable in cash were recorded as an accrued liability by the Company as of March 31, 2022.
(2)	Mr. Malone resigned from his board seat effective August 30, 2022.

Other than Mr. Auberton-Herve’s annual fee as Chairman of $180,000, our non-employee directors are entitled to receive an annual cash payment of up to $50,000, as well as reimbursement for expenses incurred by them in connection with attending board meetings. Our directors also are eligible for stock option grants.

Employment Agreement

Rich Russo Jr.

The Company entered into an employment agreement with Mr. Russo Jr. dated November 30, 2020, as amended on October 15, 2021 and as further amended on October 6, 2022. Pursuant to his employment agreement, as amended, the Company will provide him with a base annual compensation of $325,000 and an annual bonus of up to 50% of the base salary, payable based on performance in the previous fiscal year. The bonus is determined based on the achievement of objectives that are agreed to for each fiscal year. Mr. Russo Jr.’s employment agreement also allowed for option grants from time to time.

In the event of termination of employment caused by his death, his resignation without good reason, by the Company with or without cause, by Mr. Russo Jr.’s resignation with good reason, or by the Company without cause or by his resignation with good reason within six months after a change in control, Mr. Russo Jr. will be entitled to the following:

Severance Payment:	Six months of final base salary following execution by him of a release of the Company (only in the case of (i) his termination without cause, (ii) his resignation for good reason, or (iii) his termination without cause or his resignation for good reason within six months after a change in control).
Benefits:	In the case of a termination by the Company without cause, Mr. Russo Jr’s resignation for good reason, or a termination by the Company without cause or Mr. Russo Jr’s resignation with good reason within six months after a change in control, Mr. Russo Jr. will be entitled to receive an amount equivalent to six months of the Company’s portion of medical and dental benefits if these benefits were elected.
Salary:	Base salary through the date of termination.
Accrued Bonus:	Payable only in the case of a termination by the Company without cause or Mr. Russo Jr.’s resignation with good reason within six months after a change in control.
Vacation Pay:	Accrued but unused vacation pay.

Mr. Russo’s employment agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. Russo also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Daniel Gonsalves

We entered into an Employment Agreement with Mr. Gonsalves, effective as of October 6, 2022.

Mr. Gonsalves shall be employed by the Company as its Chief Financial Officer until terminated pursuant to the termination provisions described in the Employment Agreement. Pursuant to the terms of his employment agreement, Mr. Gonsalves shall receive an annual base salary of $240,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. Gonsalves may be entitled to receive an annual bonus of up to 30% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in our equity incentive plan, and as of the effective date of his employment agreement was granted options to purchase an aggregate of 60,000 shares of our common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on October 6, 2022, the date of grant, and which shall vest 1/3 on each of the first three anniversaries of the grant date.

In the event Mr. Gonsalves’ employment is terminated as a result of death, his estate would be entitled to receive any earned base salary and accrued vacation earned up to the date of death.

In the event Mr. Gonsalves’ employment is terminated as a result of disability (as described in his employment agreement), Mr. Gonsalves would be entitled to receive the annual salary, accrued vacation, and benefits through the date of termination.

In the event Mr. Gonsalves’ employment is terminated by the Company for cause, as defined in his employment agreement, Mr. Gonsalves would be entitled to receive his unpaid base salary earned up to the date of termination.

In the event Mr. Gonsalves’ employment is terminated by the Company without cause, he would be entitled to receive six months’ base salary, plus accrued vacation.

Mr. Gonsalves may terminate his employment agreement and his employment at any time, for any reason, provided that he provides the Company with 30 days’ prior written notice. In case of “good reason” (as defined in his employment agreement), the Company shall pay to Mr. Gonsalves: (i) six months’ salary; and (ii) accrued vacation time if any; provided that the Company shall not be required to pay the six months’ salary in the event the Company elects to enforce the non-competition provisions of his employment agreement and pays to Mr. Gonsalves as a result of such enforcement, no less than that amount in base salary.

Mr. Gonsalves’ employment agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. Gonsalves also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Eric Dusseux

The Company entered into a Separation Agreement, dated as of July 14, 2021, with Dr. Eric Dusseux, the Company’s former Chief Executive Officer, pursuant to which, among other things, the Company and Dr. Dusseux agreed to end their employer-employee relationship.

Pursuant to the terms of the Separation Agreement, Dr. Dusseux resigned from all employment and officer positions with the Company and its subsidiaries, including as a director of the Company.

The Company’s May 31, 2019 option grant to Dr. Dusseux is exercisable through, and the termination date is extended through, July 26, 2026. In addition, all other options granted to Dr. Dusseux shall continue in accordance with their terms, except that all unvested options as of the separation date have lapsed and shall not be exercisable.

The Separation Agreement provides for customary mutual general releases and confidentiality and non-disparagement provisions. In addition, the restrictive covenants in Dr. Dusseux’s employment agreement dated September 1, 2017, as amended, shall continue in accordance with their respective terms. Except as specifically set forth in and pursuant to the Separation Agreement, the Company has no obligation to pay any other salary, wages, bonuses, commissions, incentive compensation, vacation or severance to Dr. Dusseux.

The Company shall retain certain indemnity obligations in favor of Dr. Dusseux, as specified in the Separation Agreement.

Loren W. Wass

The Company entered into an employment agreement with Mr. Wass on September 3, 2019, pursuant to which he serves as the Company’s Chief Commercial Officer. As of June 29, 2022, Mr. Wass was terminated other than for cause from all employment and officer positions. Pursuant to his employment agreement, we paid to Mr. Wass an amount equal to two months’ base salary, or $41,666.68, plus accrued unused vacation, upon such termination.

Michal Prywata

Mr. Prywata resigned from his position of Chief Technology Officer of the Company on April 13, 2021. Mr. Prywata remains as a board member of the Company.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provides that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Equity Compensation Plan Information

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 15% of our common stock and common stock reserved for issuance from the Exchangeable Shares are reserved for issuance under the 2014 Plan, and options for the purchase of 510,469 shares of our common stock have been granted and are outstanding as of March 31, 2022. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

The table below sets forth information as of March 31, 2022 with respect to compensation plans under which our common stock or Exchangeable Shares are authorized for issuance.

	.	(a) Number of securities to be Issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders		510,469	$5.20	258,556
Equity compensation plans not approved by security holders:
Executive stock options		266,796	$8.82	—
Total		777,265		258,556

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

Since April 1, 2020 through December 6, 2022, entities controlled by Mr. Gaston-Dreyfus have made the following loans to the Company:

•	On February 24, 2021, the Company borrowed $300,000 from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity.

•	On March 18, 2021, the Company borrowed $275,000 from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity.

•	On March 26, 2021, we entered into a Stock Purchase Agreement with RGD Investissements S.A.S., an affiliate of Mr. Gaston-Dreyfus. Pursuant to the purchase agreement, RGD purchased 135,560 shares of our common stock, for consideration consisting of the forgiveness and satisfaction of an aggregate of $0.3 million of deferred salary and bonus liabilities of our subsidiaries originally owed to Dr. Eric Dusseux, the Company’s CEO, and Mr. Loren Wass, the Company’s CCO. The rights to the payments by us with respect to such liabilities were assigned by Dr. Dusseux and Mr. Wass to RGD on March 26, 2021. Upon the issuance of the shares to RGD, all of the liabilities were forgiven and satisfied and no longer a liability on our balance sheet.

•	On April 24, 2021, the Company borrowed $300,000 from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity.

•	On June 18, 2021, the Company borrowed $200,000 from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity

•	On July 15, 2021, in conjunction with the 2021 convertible promissory note offering, we consolidated the above mentioned loan agreements from an affiliate of Mr. Gaston-Dreyfus totaling $1.1 million in principle and accrued interest. Accordingly, an aggregate of $0.7 million in outstanding principal and accrued unpaid interest under the above-mentioned loan agreements was used to purchase a like amount of 2021 Notes in the 2021 Offering and the remaining $0.4 million of the outstanding principal and accrued and unpaid interest under the above mentioned loan agreements was applied towards the purchase price to exercise outstanding options whereby RGD Investissements S.A.S., an affiliate of Mr. Gaston-Dreyfus received 120,759 shares of our common stock.

•	In June 2022, we borrowed $250,000 from GD Holding, an affiliate of Mr. Gaston-Dreyfus, pursuant to a convertible promissory note. The note bears interest at a fixed rate of 1% per month and will be payable, along with the principal amount, on the two year anniversary of the issue date.

•	On September 2, 2022, we borrowed $250,000 from GD Holding, an affiliate of Mr. Gaston-Dreyfus. The loan is evidenced by a Secured Convertible Promissory Note and is further subject to a related Collateral Pledge Agreement. We used the proceeds from the loan to finance the acquisition of our first Center of Excellence and pay related costs and expenses. The note bears interest at a fixed rate of 1% per month and will be payable, along with the principal amount, on the two year anniversary of the issue date. Furthermore, the Note will be convertible into equity of the Company upon certain events specified in the note. The note is subject to the terms of the pledge agreement. Pursuant to the pledge agreement, Bionik Inc., a wholly-owned subsidiary of the Company and the sole member of the entity that owns the Center of Excellence, pledged 100% of the membership interests it owns in such entity, as security for the due and punctual payment and performance of the liabilities and obligations of the Company set forth in the note.

•	In November 2022, we borrowed $400,000 from GD Holding, an affiliate of Mr. Gaston-Dreyfus, pursuant to a convertible promissory note. The note bears interest at a fixed rate of 1% per month and will be payable, along with the principal amount, on the two year anniversary of the issue date.

On March 31, 2022 pursuant to the terms of our 2021 convertible promissory notes, we converted $8.9 million in principal and interest into 946,194 shares of our common stock. An affiliate of Mr. Gaston-Dreyfus received 77,887 shares of our common stock as a result of such conversion.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre- transaction common shares to the loan holder and this will be reimbursed by the issuance of 2,134 exchangeable shares (exchangeable to common shares) to Messrs. Caires and Prywata. These shares have not yet been issued.

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of December 6, 2022 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before February 4, 2023 (60 days after December 6, 2022) through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	% of Shares of Common Stock Beneficially Owned
Remi Gaston-Dreyfus (2)(3)	1,697,239	25.01%
Celeste Management SA	943,272	13.94%
Olivier Dassault	693,963	10.25%
SFP Capital	610,022	9.01%
Andre Auberton–Herve (4)	485,268	7.06%
Rich Russo Jr. (5)	101,569	1.48%
Michal Prywata (2)(6)	55,976	*
Audrey Thevenon (5)	50,723	*
Charles Matine (5)	50,723	*
Joseph Martin (5)	50,723	*
Dan Gonsalves (5)	12,000	*%
All directors and executive officers as a group (8 persons)	2,504,221	34.71%

* Less than 1%

(1)	Based on 6,768,162 shares outstanding at December 6, 2022. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before December 6, 2022, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.
(2)	Such shares include Exchangeable Shares. The Exchangeable Shares have the following attributes, among others:

•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;
•	Have dividend entitlements and other attributes corresponding to the Common Stock;
•	Be exchangeable, at each holder’s option, for Common Stock; and
•	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(3)	Includes (i) options to acquire 1,667 shares of Common Stock which have vested or which will vest within 60 days of December 6, 2022, (ii) an aggregate of 17,476 Exchangeable Shares held through Lombard International Assurance SA, (iii) 81,775 shares of our Common Stock owned by Lombard International Assurance SA, and (iv) 1,596,321 shares of our Common Stock owned by GD Holdings. Mr. Gaston-Dreyfus may be deemed to share voting and investment power over the shares beneficially owned by Lombard International Assurance SA and RGD Investissements.
(4)	Includes (i) an aggregate of 42,385 options to acquire Common Stock held through 4A Consulting and Engineering, (ii) 63,881 options to acquire Common Stock which have vested or which will vest within 60 days of December 6, 2022, and (iii) 379,002 shares of our Common Stock owned by Star SCI and 4A Consulting and Engineering, affiliates of Mr. Auberton-Herve. Mr. Auberton-Herve may be deemed to share voting and investment power over the shares beneficially owned by Star SCI and 4A Consulting and Engineering.
(5)	Represents options to acquire shares of our Common Stock which have vested or which will vest within 60 days of December 6, 2022.
(6)	Includes 6,000 options to acquire shares of our Common Stock which have vested or which will vest within 60 days of December 6, 2022.

PROPOSAL FOR

RATIFICATION OF AUDITORS

(Proposal 2 on Proxy Card and Voting Instruction Form)

On November 8, 2022, the Board approved the appointment of MNP LLP as the independent registered public accounting firm to conduct our financial audit for the fiscal year ending March 31, 2023, and solicits the ratification of this appointment by the stockholders.

Neither MNP LLP, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of MNP LLP are expected to be present at the Annual Meeting, where such representatives will have the opportunity to make a statement if they desire to do so and are expected to be able to respond to appropriate questions.

Vote Necessary to Ratify Proposal 2

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors recommends a vote FOR the ratification of appointment of the independent registered public accounting firm as described in this Proposal Number 2.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2022, except for (a) Mr. Auberton-Herve, who failed to timely file a Form 4 showing four transactions and (b) Mr. Gaston-Dreyfus, who failed to timely file a Form 4 showing four transactions and a Form 4 showing one transaction.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

We anticipate that the next annual meeting of stockholders will be held by January 2024. Any stockholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of stockholders must do so in writing in accordance with our Amended and Restated Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than September 9, 2023 in order to be considered for inclusion in the proxy statement for the next annual meeting of stockholders. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is quoted on the OTC Pink market under the symbol “BNKL.”

“HOUSEHOLDING” OF PROXY MATERIALS

When multiple stockholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to them. This process is commonly referred to as “householding.” The Company does not participate in householding, but some brokers may for stockholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the stockholder’s written or oral request directed to Bionik Laboratories Corp., 80 Coolidge Hill Road, Watertown, Massachusetts 02472; Telephone: (617) 926-4800; Email: rrusso@bioniklabs.com.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended March 31, 2022, including financial statements, is available to stockholders without charge upon written request to Rich Russo Jr., Chief Executive Officer and President, at 80 Coolidge Hill Road, Watertown, Massachusetts 02472. A copy of this report is also available through our website at www.bioniklabs.com or, alternatively, at www.sec.gov.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting of stockholders. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Rich Russo Jr.
DATE: December 7, 2022	Chief Executive Officer and President

VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log - on using the below control number. Voting will be cut off at 11:59 p.m. EST January 18, 2023. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the enevelope we have provided. * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999 - 9999 VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held at 9 : 00 a . m . Eastern Time on January 19 , 2023 at the offices of the Company at 80 Coolidge Hill Road, Watertown, Massachusetts 02472 Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting of Stockholders Proxy Card - Bionik Laboratories Corp. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, AND "FOR" PROPOSAL 2 (1) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW Election of Directors: FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) (2) INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW: 01 Andre Auberton - Herve 02 Rich Russo Jr. 03 Remi Gaston - Dreyfus 04 Joseph Martin 05 Charles Matine 06 Audrey Thevenon 07 Michal Prywata To ratify the appointment of MNP LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2023 VOTE FOR VOTE AGAINST ABSTAIN Signature, if held jointly Signature Date Note : This proxy must be signed exactly as the name appears hereon . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by an authorized person . To change the address on your account, please check the box at right and indicate your new address . AC:ACCT999 9 90.00 * SPECIMEN *

BIONIK LABORATORIES CORP. Annual Meeting of Stockholders January 19, 2023 The stockholder(s) hereby appoint(s) Rich Russo Jr. as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of BIONIK LABORATORIES CORP. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Eastern time, on January 19, 2023, at the offices of the Company, located at 80 Coolidge Hill Road, Watertown, Massachusetts 02472, and any adjournments or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. DETACH PROXY CARD HERE TO VOTE BY MAIL (Continued and to be signed on Reverse Side)

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on January 19, 2023

Our records show that you hold Exchangeable Shares of Bionik Laboratories Inc., a Canadian company and an indirect subsidiary of Bionik Laboratories Corp. The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of common stock of Bionik Laboratories Corp., including the right to attend and vote at meetings of the common stockholders of Bionik Laboratories Corp. Bionik Laboratories Corp. will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on January 19, 2023:

(1)	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(4)	To ratify the appointment of MNP LLP as independent registered public accounting firm for the fiscal year ending March 31, 2023; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Eastern time, on January 18, 2023. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Eastern time, on January 18, 2023.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Only registered holders of Exchangeable Shares are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of trusts; or

(ii)	in the name of a clearing agency of which the Intermediary is a participant.

Bionik Laboratories Corp. has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “meeting materials”) to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:

(i)	a voting instruction form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with the Trustee prior to 5:00 p.m., Eastern time, on January 18, 2023; or

(ii)	a voting instruction form, which must be completed and signed by you in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder generally may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.

VOTING INSTRUCTION FORM

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on January 19, 2023

1.             We are sending you the enclosed proxy related materials that relate to the Annual Meeting of Stockholders of Bionik Laboratories Corp. for the fiscal year ending March 31, 2023. You are receiving these materials because you are a holder, or the intermediary identified above is a holder on your behalf, of Exchangeable Shares of Bionik Laboratories Inc., an indirect subsidiary of Bionik Laboratories Corp., and you are entitled to vote the Exchangeable Shares at the meeting. In order to vote, you must instruct Computershare Trust Company of Canada (the “Trustee”) to vote on your behalf by completing this Voting Instruction Form (“VIF”) or attend the meeting in person.

2.             We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instruction to us promptly.

3.             If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). You may also appoint a designated agent or representative of Bionik Laboratories Corp. to act on your behalf at the meeting.

4.             This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.             If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the Trustee to you.

6.             When properly signed and delivered, securities represented by this VIF will be voted as directed by you; however, if such a direction is not made in respect of any matter, the exchangeable shares you hold, or that are held on your behalf, will be voted as provided in the enclosed proxy statement.

7.             This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the meeting or any adjournment or postponement thereof.

8.             Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

9.             By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct use with respect to the voting of, the Exchangeable Shares.

10.           If you have any questions regarding the enclosed documents, please contact the representative who services your account.

11.           This VIF should be read in conjunction with the accompanying documentation provided by management of Bionik Laboratories Corp.

VIF’s submitted must be received by 5:00 p.m. Toronto Time On January 18, 2023

You must return this VIF by mail in the envelope provided to you to the following address:

Computershare Trust Company of Canada

Attention: Bionik Laboratories Services Team

8th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

Please also email a copy to rrusso@bioniklabs.com

Voting by internet or telephone are not available, and unless your VIF is received by the Trustee by the time and date stated above, the Exchangeable Shares you hold, or that are held on your behalf, will not be voted.

Appointment of Proxyholder

I/We, being holder(s) of exchangeable shares (“Exchangeable Shares”) of Bionik Laboratories Corp. hereby appoint: Computershare Trust Company of Canada (the “Trustee”)	OR	If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

As my/our appointee to attend, act and to vote in accordance with the following direction and on all other matters that may properly come before the Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held at 80 Coolidge Hill Road, Watertown, Massachusetts 02472 on January 19, 2023 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof. Management and directors of Bionik Laboratories Corp. are not currently aware of any other matters to be presented at the meeting.

Executed VIF’s that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the ratification of the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting accompanying the proxy statement accompanying this VIF, we know of no matters to be brought before the Annual Meeting.

☒ Please mark your votes as in this example using dark ink only.

1.             The election of the following nominees to the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders: Andre Auberton-Herve, Rich Russo, Jr., Remi Gaston-Dreyfus, Joseph Martin, Charles Matine, Audrey Thevenon, and Michal Prywata.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR:

Andre Auberton-Herve	☐
Rich Russo, Jr.	☐
Remi Gaston-Dreyfus	☐
Joseph Martin	☐
Charles Matine	☐
Audrey Thevenon	☐
Michal Prywata	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “WITHHOLD AUTHORITY” and check the box next to each nominee you wish to withhold authority.

2.             The ratification of MNP, LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature(s):	Date:

Authorized Signature(s) – This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

___/___/___